Exhibit 99.1

LEASE AGREEMENT

LIBERTY PROPERTY LIMITED PARTNERSHIP
Landlord

AND

NUPATHE INC.
Tenant

AT

7 Great Valley Parkway
Suite 300
Great Valley Corporate Center
Malvern, PA  19355

LEASE AGREEMENT

INDEX

§	Section	Page

1.	Basic Lease Terms and Definitions	2
2.	Premises	3
3.	Use	3
4.	Term; Possession	4
5.	Rent; Taxes	4
6.	Operating Expenses	4
7.	Services	5
8.	Insurance; Waivers; Indemnification	5
9.	Maintenance and Repairs	6
10.	Compliance	6
11.	Signs	7
12.	Alterations	7
13.	Mechanics’ Liens	8
14.	Landlord’s Right to Relocate Tenant; Right of Entry	8
15.	Damage by Fire or Other Casualty	8
16.	Condemnation	9
17.	Quiet Enjoyment	9
18.	Assignment and Subletting	9
19.	Subordination; Mortgagee’s Rights	10
20.	Tenant’s Certificate; Financial Information	10
21.	Surrender	10
22.	Defaults - Remedies	11
23.	Tenant’s Authority	13
24.	Liability of Landlord	13
25.	Miscellaneous	13
26.	Notices	14
27.	Security Deposit	14

Rider 1

Additional Definitions		R 1 - 1

Rider 2

28.	Condition of Premises	R-2 — 1
29.	Landlord’s Work	R-2 — 1
30.	Extension Option	R-2 — 2
31.	Early Termination Options	R-2 — 3
32.	Expansion Option	R-2 — 3
33.	Early Access	R-2 — 5
34.	Security Deposit	R-2 — 5
35.	Generator	R-2 — 5
36.	SNDA	R-2 — 5
37.	Access to Premises	R-2 — 6
38.	Parking	R-2 — 6
39.	Landlord Representations and Warranties	R-2 — 6
40.	Brokers	R-2 — 6

i

THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and NUPATHE INC., a corporation organized under the laws of Delaware (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1.                                      Basic Lease Terms and Definitions.

(a)                                 Premises:  Suite 300, as shown on Exhibit “A”, consisting of 13,260 rentable square feet initially, and as may be expanded to 21,266 rentable square feet pursuant to the terms of this Lease.

(b)                                 Building:  61,108 rentable square feet
                                                                                                Address:  Great Valley Corporate Center, 7 Great Valley Parkway, Malvern, PA  19355.

(c)                                  Term:  One Hundred Thirty-Two (132) months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term).

(d)                                 Commencement Date:  September 30, 2013.

(e)                                  Expiration Date:  The last day of the Term.

(f)                                   Minimum Annual Rent:  Payable in monthly installments as follows:

Lease Period	RSF		$/RSF		Annual		Monthly
September 30, 2013 — earlier of (i) Month 12 or (ii) commencement of Landlord’s Work (the “Full Term Commencement Date”)	13,260		$15.50		$205,530.00		$17,127.50
Full Term Commencement Date — Month 30	21,266	***	$15.85	*	$337,066.10	**	$28,088.84
Months 31 — 42	21,266		$16.38		$348,337.08		$29,028.09
Months 43 — 54	21,266		$16.88		$358,970.08		$29,914.17
Months 55 — 66	21,266		$17.38		$369,603.08		$30,800.26
Months 67 — 78	21,266		$17.88		$380,236.08		$31,686.34
Months 79 — 90	21,266		$18.38		$390,869.08		$32,572.42
Months 91 — 102	21,266		$18.88		$401,502.08		$33,458.51
Months 103 — 114	21,266		$19.38		$412,135.08		$34,344.59
Months 115 — 126	21,266		$19.88		$422,768.08		$35,230.67
Months 127 — 132	21,266		$20.38		$433,401.08		$36,116.76

*The foregoing notwithstanding, Minimum Annual Rent shall be abated during the first six (6) full months following the Full Term Commencement Date (the “Rent Abatement Period”).  During all other periods of the Term, Tenant shall make Minimum Annual Rent payments without any abatement except as otherwise expressly set forth in the Lease.  Should the Lease or Tenant’s right to possess the Premises be terminated on account of an Event of Default, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) the unamortized portion of all abated Minimum Annual Rent.  Such unamortized abated Minimum Annual Rent shall be calculated by determining the remaining principal balance as of the effective date of termination of a hypothetical loan made on the Commencement Date in the original principal amount of the abated Minimum Annual Rent, and repaid in equal monthly installments of principal and interest on the first of the month over a term of ninety (90) months at an interest rate of eight (8%) per annum.

**The foregoing notwithstanding, Minimum Annual Rent shall be calculated based upon a rentable square footage of 18,000 rsf during the period commencing after the Rent Abatement Period and continuing through the thirtieth (30th) full month of the Term.  During such period, Tenant shall pay Minimum Annual Rent in the amount of $23,775 per month ([$15.85 x 18,000] / 12).

***The rentable square footage and configuration of the Premises will be subject to fluctuation during the performance of Landlord’s Work (as hereinafter defined).  Because the measurements of the Premises will not be readily ascertainable during this period, the parties agree that the notional figures set forth above shall represent the rentable square footage of the Premises for all purposes under this Lease from the Commencement Date through and including the thirtieth (30th) month thereafter.

(g)                                 Annual Operating Expenses:  Commencing on the Commencement Date and continuing through the Full Term Commencement Date (the “Initial Term”), Tenant shall pay Annual Operating Expenses calculated based on Tenant occupying 21,266 rentable square feet.

During the five (5) month period commencing on the Full Term Commencement Date, Tenant shall pay only those certain Annual Operating Expenses that would fluctuate due to Tenant’s occupancy (i.e., janitorial (estimated to be $1.40/rsf per year) and utilities (estimated to be $2.83/rsf per year))(“Variable Operating Expenses”) calculated based upon Tenant occupying 13,260 rentable square feet.

Commencing on the first day of the sixth (6th) full month following the Full Term Commencement Date and continuing until the last day of the Rent Abatement Period, Tenant shall pay all Annual Operating Expenses and utilities calculated based upon Tenant occupying 13,260 rentable square feet.

Commencing on the first day following the expiration of the Rent Abatement Period and continuing for the remainder of the Term, Tenant shall pay all Annual Operating Expenses and utilities calculated based upon Tenant occupying 21,266 rentable square feet.

Annual Operating Expenses for 2013 are estimated to be $10.14 per rentable square foot in the Premises.

(h)                                 Tenant’s Share: 34.80% (also see Definitions) calculated on full occupancy (21,266/61,108).

(i)                                    Use:  General office and appurtenant lab use in accordance with all applicable Laws.

(j)                                    Security Deposit:  $35,097.27 (subject to adjustment pursuant to Rider 2, Section 34)

(k)                                 Addresses For Notices:

Landlord:	Liberty Property Limited Partnership	Tenant:	Before the Commencement Date:
	500 Chesterfield Parkway		NuPathe Inc.
	Malvern, PA 19355		227 Washington Street, Suite 200
	Attention: Senior VP/City Manager		Conshohocken, PA 19428
Attention: Michael F. Marino

On or after the Commencement Date: Premises
Attn: General Counsel

(l)                                    Guarantor:  None.

(m)                             Additional Defined Terms:  See Rider 1 for the definitions of other capitalized terms.

(n)                                 Contents:  The following are attached to and made a part of this Lease:

Rider 1 — Additional Definitions	Exhibits:	“A” — Plan Showing Premises
Rider 2 — Additional Lease Provisions		“B” — Building Rules
“C” — Tenant Estoppel Certificate
“D” — Cleaning Schedule
“E” — Tenant Improvement Plans
“F” — Form of Assignment and Assumption Agreement

2.                                      Premises.  Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas.  Tenant accepts the Premises, Building and Common Areas “AS IS”, except for the work to be performed by Landlord in accordance with Section 31, Rider 2 to Lease Agreement, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease.  Landlord and Tenant (a) acknowledge that all square foot measurements are approximate and (b) acknowledge that the rentable square footages set forth in Sections 1(a) and (b) above for all purposes with respect to this Lease were measured in accordance with BOMA standards.

3.                                      Use.  Tenant shall occupy and use the Premises only for the Use specified in Section l(i) above.  Tenant shall not permit any conduct by Tenant or its employees or condition in the Premises which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building.  Tenant may use all Common Areas only for their intended purposes.  Landlord shall have exclusive control of all Common Areas at all times.

4.                                      Term; Possession.  The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease.  If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant as of the Commencement Date, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay).  Landlord represents that the Premises are vacant and no lease is in effect with respect thereto.  As a result, there shall be no delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control.  Notwithstanding the foregoing, and without limitation of other remedies available to Tenant under the Lease, in the event Landlord has not delivered possession of the Premises to Tenant prior to November 1, 2013, subject to extension for any delay to the extent caused in whole or in part by force majeure or Tenant delay, then Tenant shall have the option, in its sole discretion, to terminate this Lease effective immediately upon delivery of written notice to Landlord.

Landlord’s approval:	/s/ James J. Mazzarelli, Jr.
Senior Vice President, Regional Director

5.                                      Rent; Taxes.  Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent and Annual Operating Expenses, as set forth in Section 1(g) above, for the Term.  Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term (provided that Monthly Rent for the first full month shall be paid at the signing of this Lease), and any other Rent for which a due date is not specified in this Lease, within 30 days of receipt of a bill therefor, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise.  If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date.  Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within five (5) business days after the date due.  In addition, any Rent, including such charge, not paid within five (5) business days after the due date will bear interest at the Interest Rate from the date due to the date paid.  Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business in the Premises; (b) Tenant’s leasehold estate; or (c) Tenant’s property in the Premises.  Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed by law upon, or measured by, any amount payable by Tenant under this Lease.  To the best of Landlord’s knowledge, no real property tax abatements or appeals are pending with respect to the Property as of the date hereof.

6.                                      Operating Expenses.  The amount of the Annual Operating Expenses set forth in Section 1(g) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences.  Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses.  By April 30th of each year (and as soon thereafter as practicable, but no longer than three (3) months after the expiration or termination of this Lease), Landlord shall provide Tenant with a statement of Operating Expenses for the preceding calendar year or part thereof.  Within thirty (30) days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment.  If Tenant does not give Landlord notice within ninety (90) days after receiving Landlord’s statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement, subject to Tenant’s audit rights discussed below.  Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease.  Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Variable Operating Expenses, including the method of allocating Variable Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space.  If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Variable Operating Expenses for such period so that Variable Operating Expenses are computed as through the Building had been fully occupied.  Within the calendar year in which Landlord furnishes to Tenant its statement of actual Operating Expenses for the prior calendar year, Tenant may, not more than once per calendar year, elect, by at least thirty (30) days written notice to Landlord, to audit Landlord’s Operating Expenses for such calendar year, with such audit to be at Tenant’s expense.  If such audit produces a credit to Tenant greater than four percent (4%) of the Operating Expenses paid by Tenant during such period, Landlord shall pay for the reasonable cost of such audit; provided that any overpayment shall be either credited against the Annual Operating Expenses next due and payable or refunded to Tenant within sixty (60) days of resolution of the dispute regardless of the four percent (4%) threshold.  Prior to commencing any audit, Tenant shall execute a confidentiality agreement, in reasonable form, provided to Tenant by Landlord.  Notwithstanding the foregoing, Tenant hereby covenants and agrees that the auditors and any other consultants engaged by Tenant to conduct the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges discovered.  The time constraints shall be reciprocal for Tenant and Landlord (i.e., Landlord may not make any adjustment to a previously delivered expense statement more than one (1) year after issuance of such statement), provided that, if a systemic error is found that applies to prior years, either party may go back to prior years to address such error (but no other line items), and the amounts of any overpayments or underpayments so determined shall be credited, remitted or refunded, as applicable, in accordance with the procedures set forth hereinabove.

7.                                      Services.  Landlord will furnish the following services for the normal use and occupancy of the Premises for general office purposes:  (i) electricity, (ii) heating and air conditioning in season during Normal Business Hours, (iii) water, (iv) trash removal and janitorial services pursuant to the cleaning schedule attached as Exhibit “D” and (v) such other services, consistent with suburban Class A office buildings, as Landlord reasonably determines are appropriate or necessary.  If Tenant requests (upon at least 24 hours notice to Landlord), and if Landlord is able to furnish, services in addition to those identified above, including heating or air conditioning outside of Normal Business Hours, Tenant shall pay Landlord’s reasonable charge (presently $65.00/hour, subject to change) for such supplemental services.  If because of Tenant’s density, equipment or other Tenant circumstances, Tenant puts demands on the Building Systems in excess of those of the typical office user in the Building, Landlord may install supplemental equipment and meters at Tenant’s expense.  Landlord shall not be responsible or liable for any interruption in such services which are outside of its control, nor shall such interruption affect the continuation or validity of this Lease, provided that Landlord shall use diligent, good faith efforts to eliminate the cause of such interruption and shall provide alternative services where possible.  Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises.  Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord.  In the event Tenant’s consumption of any utility or other service included in Operating Expenses is reasonably determined by Landlord (and documented to Tenant) to be excessive when compared with other occupants of the Property, Landlord may invoice Tenant separately for, and Tenant shall pay, the cost of Tenant’s excessive consumption (without Landlord mark-up).

8.                                      Insurance; Waivers; Indemnification.

(a)                                 Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.

(b)                                 Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $1,000,000 combined single limit with a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder.  The policy shall name Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord; provided, however, that Tenant shall not cancel or reduce the coverage under any such policy below required to be maintained hereunder without at least thirty (30) days prior notice to Landlord.  The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports.  Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least fifteen (15) days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

(c)                                  Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with such endorsements and additional coverages as are considered good business practice in such party’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below.  This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss.  Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary.  Tenant assumes all risk of damage of Tenant’s property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

(d)                                 Tenant shall not be permitted to satisfy any of its insurance obligations set forth in this Lease through any self-insurance or self-insured retention in excess of $25,000.

(e)                                  Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) (“Claims”) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or to the extent occasioned by any act or omission of Tenant or its Agents, whether prior to, during or after the Term.  Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.  Nothing in the foregoing shall in any way limit, reduce or nullify Tenant’s ability to bring any action for damages against Landlord to the extent any Claims result from the default of or breach by Landlord under this Lease.

(f)                                   Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Tenant or its Agents, Landlord will indemnify, defend, and hold harmless Tenant and its Agents from and against any Claims which may be asserted against, imposed upon, or incurred by Tenant or its Agents arising out of or in connection with loss of life, personal injury or damage to property in or about the Property outside of the Premises, caused by the negligence or willful misconduct of Landlord or its Agents, or Landlord’s breach of its obligations contained herein.  Landlord’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.  Nothing in the foregoing shall in any way limit, reduce or nullify Landlord’s ability to bring any action for damages against Tenant to the extent any Claims result from the default of or breach by Tenant under this Lease.

9.                                      Maintenance and Repairs.

(a)                                 Landlord shall Maintain the Building in a manner consistent with suburban Class A office buildings, including the Premises, the Common Areas, the Building Systems and any other improvements owned by Landlord located on the Property, which improvements shall include, without limitation: the Building foundation, concrete subflooring, structural elements of the roof, exterior and structural walls, roof drainage systems, structural parts of the Building and the Building underground utilities, including, without limitation, main electrical service and sewer and water pipes located outside of and serving the Building.  Without limiting the generality of the foregoing, if Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition.  Moreover, regardless of who bears responsibility for repair, Tenant shall as soon as reasonably practicable notify Landlord if Tenant becomes aware of any areas of water intrusion or mold growth in or about the Premises.

(b)                                 Tenant at its sole expense shall keep the Premises in a neat and orderly condition.  Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.

10.                               Compliance.

(a)                                 Tenant will, at its expense, promptly comply with all Laws pertaining to the Premises or Tenant’s particular manner of use or occupancy thereof (as opposed to use of general office or laboratory purposes), as of the Commencement Date and during the Term.  Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises.  Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration).  Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises, resulting from Tenant’s particular manner of use or occupancy thereof.

(b)                                 Tenant will comply, and will cause its Agents to comply, with the Building Rules.  Landlord may adopt and Tenant shall comply with reasonable rules and regulations to promote energy efficiency, sustainability and environmental standards for the Property, as the same may be changed from time to time upon reasonable notice to Tenant.  Landlord shall enforce all rules and regulations in a uniform and consistent manner as between and among tenants of the Building.

(c)                                  Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form reasonably satisfactory to Landlord.  If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within thirty (30) days after being billed.

(d)                                 Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business (including the use of materials generally used in an office environment, such as toner for photocopiers and cleaning supplies) and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing.  If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, reasonable attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost.  Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)                                  To the best of Landlord’s knowledge, the Building is, as of the date hereof, in compliance and, as of the Commencement Date, will be in compliance, with all applicable Laws, and Landlord has not received written notice of any pending or threatened action against the Landlord or Building relating to a possible violation of Laws from any governmental authority or any third parties.

11.                               Signs.  Landlord will furnish Tenant building standard identification signage on the interior Building directory, if applicable, and on or beside the main entrance door to the Premises.  In addition, Landlord, at Landlord’s expense, will install Tenant’s logo on the existing monument sign located at the Building, provided that the final logo dimensions, color and placement shall be approved by Landlord and the Great Valley Owner’s Association.  Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises.  Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant’s signs.

12.                               Alterations.  Except for improvements made or constructed in connection with Landlord’s Work and non-structural Alterations that (a) do not exceed $15,000 in the aggregate, (b) are not visible from the exterior of the Premises, (c) do not affect any Building System or the structural strength of the Building, (d) do not require penetrations into the floor, ceiling or walls, and (e) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.  With respect to any Alterations duly approved by Landlord hereunder, and made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (u) not less than 10 days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear as additional insureds, (v) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor (which approval shall not be unreasonably withheld), (w) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (x) the Alteration shall be performed in accordance with Landlord’s reasonable requirements relating to sustainability and energy efficiency, (y) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary, and (z) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction.  Notwithstanding the terms of subsection (y) above, to the extent a proposed Alteration is not expressly subject to Landlord approval hereunder, there shall be no cost to Tenant for Landlord’s review.  Any Alteration shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord, at the time is approves such work, gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration; provided that Tenant shall not be required to remove Landlord’s Work with the exception of HVAC units and any specialty lab finishes.  At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease.  Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.

13.                               Mechanics’ Liens.  Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises.  Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant.  Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien.  Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within thirty (30) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14.                               Landlord’s Right to Relocate Tenant; Right of Entry.

(a)                                 In the event the Premises leased by Tenant hereunder falls below 13,260 rentable square feet, Landlord may relocate Tenant from the Premises to substantially similar space in the Building (without limitation, being substantially similar as to office and laboratory finishes; layout and configuration; access; sign location; ceiling heights; infrastructure including but not limited to HVAC, electrical distribution and plumbing; and restrictive covenants applicable to such space, as reasonably determined by Landlord) (the “Substitute Premises”). Landlord will give Tenant at least 60 days advance notice of relocation and, at Landlord’s sole cost and expense, shall remove Tenant’s property from the Demised Premises and reinstall it in the Substitute Premises, and construct and finish the Substitute Premises to substantially the same configuration and level of finish as the Premises, provided that Landlord shall pay the cost of moving Tenant to the Substitute Premises and of relocation of telephone, cable and data service, which moving and relocation shall be performed at a time reasonably agreed upon between Landlord and Tenant.  Such a relocation shall not terminate, modify or otherwise affect this lease except that “Premises” shall refer to the relocation space rather than the old location identified in Section 1(a).  Landlord may only relocate Tenant pursuant to this Section 14(a) once during the Term.

(b)                                 Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant.  Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents.

15.                               Damage by Fire or Other Casualty.  If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant.  Landlord shall notify Tenant, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one-hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within ten (10) days after Landlord’s notice.  If a casualty occurs during the last 12 months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of the casualty.  Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease.  Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty.

16.                               Condemnation.  If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession.  If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, Monthly Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately.  The compensation awarded for a Taking shall belong to Landlord.  Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.

17.                               Quiet Enjoyment.  Landlord covenants that Tenant shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18.                               Assignment and Subletting.

(a)                                 Except as provided in subsection (b) below, Tenant shall not enter into nor effectuate any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord in the Building, (ii) the business of the proposed transferee is not materially consistent with existing tenants in multi-story, multi-tenant office buildings owned by Landlord in the Great Valley Corporate Center, or (iii) an Event of Default has occurred and is continuing.  A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer.  In no event shall any Transfer relieve Tenant from any obligation under this Lease.  Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.  Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)                                 Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i)  Tenant provides Landlord notice of the Transfer at least fifteen (15) days prior to the effective date (to the extent practicable), together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (ii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement executed by Tenant and the Affiliate in form reasonably acceptable to Landlord, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.

(c)                                  The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate) for the balance of the Term other than in connection with the sale of the business or all or substantially all of the assets of Tenant, Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition.  If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition.  If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred after the repayment of all costs of the sublet.

(d)                                 If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests.  Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement executed by Tenant and the transferee, in the form attached as Exhibit “F”, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease.  Tenant agrees to reimburse Landlord up to $1,500 for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

19.                               Subordination; Mortgagee’s Rights.

(a)                                 Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as an Event of Default is not then occurring.  This clause shall be self-operative, but within ten (10) days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request; provided, however, that any such subordination and attornment shall be conditioned upon the non-disturbance of Tenant’s occupancy of the Premises under this Lease.  However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

(b)                                 No Mortgagee shall be (i) liable for any act or omission of a prior landlord except to the extent continuing into the period of time after Mortgagee takes possession of or acquires title to the Property, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment to the material terms of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

(c)                                  The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20.                               Tenant’s Certificate; Financial Information.  Within fifteen (15) days after Landlord’s request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “C” (or other form reasonably requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information.  Landlord agrees to keep any private financial information provided to it by Tenant confidential (except for disclosure to the parties listed in this subsection (b)), and any Mortgagee, prospective Mortgagee and/or prospective purchaser with which Landlord shares such information shall be informed by Landlord of the obligation to keep such information confidential, and shall agree to do so.

21.                               Surrender.

(a)                                 On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease or that Landlord is obligated to Maintain in accordance with Section 9(a) hereof.  Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise), and all other personal property installed by Tenant or its assignees or subtenants.  Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition.  Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property.  If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all damages suffered by Landlord.

(b)                                 If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will.  Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent for the initial sixty (60) days shall be one hundred fifty percent (150%) of the Monthly Rent payable for the last full month immediately preceding the holdover, then for all other holdover periods Monthly Rent shall be one hundred seventy five percent (175%) of the Monthly Rent payable for the last full month immediately preceding the holdover; provided, however, that if Landlord has notified Tenant prior to the end of the term that (i) Landlord has leased the Premises to another tenant, and (ii) the date by which Landlord requires access to the

Premises to prepare the Premises for the new tenant’s occupancy, then beginning on the date that Landlord requires possession of the Premises as set forth in Landlord’s notice, Tenant shall pay to Landlord for any period following such date until Tenant vacates the Premises, any damages incurred by Landlord with respect to such holdover, in addition to base rent as set forth above in this paragraph.  No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.  Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages as set forth above.

22.                               Defaults - Remedies.

(a)                                 It shall be an Event of Default:

(i)                                     If Tenant does not pay in full when due any and all Rent and, except as provided in subsection (d) hereinbelow, Tenant fails to cure such default on or before the date that is five (5) business days after Landlord gives Tenant notice of default;

(ii)                                  If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii)                               If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in subsection (d) hereinbelow, Tenant fails to cure the default on or before the date that is thirty (30) days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within thirty (30) days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed sixty (60) days following Landlord’s notice) to cure the default if Tenant begins to cure the default within fifteen (15) days following Landlord’s notice and continues diligently in good faith to completely cure the default; or

(iv)                              If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.

(b)                                 If an Event of Default occurs, Landlord shall have the following rights and remedies:

(i)                                     Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord not later than ten (10) days following written request for any reasonable sums paid or costs incurred by Landlord (together with an administrative fee of ten percent (10%) thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)                                  To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law, without being liable for prosecution or damages.  Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account.  Tenant agrees to pay to Landlord, not later than ten (10) days following written request, for any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting.  In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

(iii)                               Provided that the preceding Event of Default is material in nature, to accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable, provided that such amount shall be discounted to present value at a rate of seven percent (7%) ; and

(iv)                              To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(c)                                  Intentionally Omitted.

(d)                                 Any provision to the contrary in this section notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure a monetary default provided in subsection (a) hereinabove more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give Tenant the notice and opportunity to cure a materialdefault of a material non-monetary provision of this Lease, provided in subsection (a) hereinabove, more than two times in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (iii) Landlord shall not be required to give such notice prior to exercising its rights if Tenant fails to comply with the provisions of Sections 13, 20 or 27 or in an emergency.

(e)                                  No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.  Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.  No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(f)                                   If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(g)                                 Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

(h)                                 When this Lease and the Term or any extension thereof shall have been terminated on account of any material Event of Default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.  AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

Initials on behalf of Tenant:TBS

(i)                                    The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

(j)                                    TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

Initials on behalf of Tenant: TBS

23.                               Tenant’s Authority.  Tenant represents and warrants to Landlord that:  (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

24.                               Liability of Landlord and Tenant.

(a)                                 The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord.  Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest).  Provided such successor Landlord has assumed the obligations of Landlord hereunder, Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue.  Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to commence a cure of the default within a reasonable period following Tenant’s notice.  In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind.  Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property, including any proceeds from the sale or disposition thereof, for the satisfaction of any claim by Tenant against Landlord.

(b)                                 Except as set forth in Section 21(b), in no event shall Tenant be liable to Landlord for any loss of business or profits of Landlord or for consequential, punitive or special damages of any kind.

25.                               Miscellaneous.

(a)                                 The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)                                 This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property.  No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease.  This Lease shall not be modified in any manner except by an instrument in writing executed by the parties.  The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number.  The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation.  The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity.  Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)                                  Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.  All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)                                 If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.  This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

(e)                                  This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns.  All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

(f)                                   Tenant shall not record this Lease or any memorandum without Landlord’s prior consent.

26.                               Notices.  Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord.  Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused.  The giving of notice by Landlord’s or Tenant’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord and Tenant, regularly.

27.                               Security Deposit.  At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit (subject to adjustment in accordance with Rider 2, Section 34) to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease.  Tenant shall not be entitled to any interest on the Security Deposit.  Landlord shall have the right to commingle the Security Deposit with its other funds.  In an Event of Default, Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease.  If Landlord uses all or any portion of the Security Deposit as herein provided, within ten (10) days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord.  If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant not later than ninety (90) days following the Expiration Date and surrender of the Premises to Landlord.

Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

LIBERTY PROPERTY LIMITED PARTNERSHIP
a Pennsylvania limited partnership

	By:	Liberty Property Trust, Sole General Partner

Date signed:
		By:	/s/ James J. Mazzarelli, Jr.
September 18, 2013			Name: James J. Mazzarelli, Jr.
Title: Senior Vice President & Regional Director

Date signed:	Tenant:

September 13, 2013	NUPATHE INC.
a Delaware corporation

Attest:

/s/ Michael F. Marino	By:	/s/ Terri B. Sebree
Name: Michael F. Marino		Name: Terri B. Sebree
Title: SVP and General Counsel		Title: President

Rider 1 to Lease Agreement

(Multi-Tenant Office)

ADDITIONAL DEFINITIONS

“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

“Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern, and (iv) any acquirer of a controlling interest in Tenant.

“Agents” of a party means such party’s employees, agents, representatives, contractors, licensees or invitees.

“Alteration” means any addition, alteration or improvement to the Premises or Property, as the case may be.

“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.

“Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

“Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, lobbies, hallways, restrooms, elevators, driveways, sidewalks, parking, loading and landscaped areas.

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

“Event of Default” means a default described in Section 22(a) of this Lease.

“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

“Interest Rate” means interest at the rate of 1 ¼ % per month.

“Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.

“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities (including, without limitation, all zoning, fire, life safety and building codes and the ADA) or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

“Lease Year” means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12-month period thereafter during the Term.

“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.  Maintenance also includes utilizing such building-performance assessment tools and energy-optimizing practices that Landlord in its discretion reasonably deems necessary and appropriate for planning, designing, installing, testing, operating and maintaining the Building Systems and Common Areas in an energy efficient manner and providing a safe and comfortable work environment, with a view toward achieving improved overall building performance and minimizing the Building’s impact on the environment.

1

“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.

“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“New Drug Conditions” are: (1) Tenant successfully raises at least fifty million ($50,000,000) dollars; and (2) Tenant enters into an agreement with a third party to promote (including the funding of such promotional cost) its recently FDA-approved drug, NP101.  In order for such New Drug Conditions to be fulfilled, both (1) and (2) must be achieved to Tenant’s sole satisfaction.

“Normal Business Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday except for the following holidays: New Year’s Day; Washington’s Birthday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.

“Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at Landlord’s cost without markup for any services provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain the Property pursuant to Section 9 of this Lease, (iv) the cost of trash collection, (v) to the extent not otherwise payable by Tenant pursuant to Section 5 of this Lease, all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is longer) of the costs (including reasonable financing charges) of capital improvements or replacements, to the extent such capital improvements and replacements are not expressly excluded herein below, (a) required by any Laws enacted after the date of this Lease, (b) made for the purpose of reducing Operating Expenses, or (c) made for the purpose of directly enhancing the safety of tenants in the Building, and (vii) a management and administrative fee not to exceed, in the aggregate, five percent (5%) of Minimum Annual Rent and Annual Operating Expenses.  The foregoing notwithstanding, Operating Expenses will not include:  (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt, whether secured or unsecured, amortization payments on any mortgage, or rental under any ground or underlying lease, interest, fines or penalties for late payments by Landlord, except to the extent resulting from a default by Tenants, (iii) any items or expenses considered to be capital expenditures under Generally Accepted Accounting Principles, (iv) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, (v) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above, (vi) painting, redecorating or other work or services which Landlord performs for specific tenants, the expenses of which are paid by such tenants, (vii) all items and services for which Tenant reimburses Landlord pursuant to other provisions of this Lease, or for which Tenants pays third persons directly, (viii) compensation paid to officers and executives of Landlord, (ix) costs incurred due to the violation by Landlord or any tenant (other than Tenant) of the terms and conditions of any lease pertaining to the Building or of any valid, applicable Laws, or incurred due to the Building being in violation of such Laws which applied to the Building as of the date on which construction of the Building commenced (x) costs of correcting defects in the construction of the Building (including latent defects in the Building), (xi) franchise, transfer, inheritance or capital stock taxes or other taxes imposed upon or measured by the income of profits of Landlord, (xii) any other expenses for which Landlord maintains, or is required to maintain, insurance coverage hereunder (less any deductible), or for which Landlord actually receives reimbursement from condemnation awards, other tenants or any other source, in all events net of the reasonable costs incurred by Landlord in collecting such insurance, condemnation award or other reimbursement, (xiii) brokerage commissions, (xiv) promotional, advertising and marketing expenses, including full and partial rent abatements, for vacant space in the Building, and (xv) the cost of compliance with Environmental Laws, or of performance of environmental remediation, except to the extent of any Tenant liabilities under Section 10(d) of this Lease.  If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment.  Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the

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Landlord’s charges included in Operating Expenses for any such services shall not exceed the lesser of its actual cost to provide such services or competitive market rates for comparable services.

“Property” means the Land, the Building, the Common Areas, and all appurtenances to them.

“Rent” means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

“Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant.

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Rider 2 to Lease Agreement

28.                               Condition of Premises.  Subject to Section 29 below, the Premises is leased to Tenant in the condition as set forth in Section 2 of this Lease, provided that Landlord, at Landlord’s sole cost and expense, will: (i) have replaced all broken or damaged ceiling tiles in the Premises prior to the Commencement Date; (ii) shampoo all carpets in the Premises; and (iii) paint all areas identified by Landlord and Tenant as shown on Exhibit “E”.

29.                               Landlord’s Work.

(a)                                 Provided that Tenant has not exercised its New Drug Early Termination Option as set forth in Section 31 of this Lease, Landlord, at Landlord’s sole cost and expense, will construct the improvements shown on the plans titled SP-1 and corresponding pricing notes, prepared by Meyer Design, dated February 2, 2013, and attached hereto as Exhibit “E” (the “Tenant Improvement Plans”), the installation of such improvements (this, “Landlord’s Work”).  Landlord’s Work shall include: (i) installing alternates 1, 2 and 4 which include, among other things, new glass walls with existing wood doors to remain; (ii) installing sound batt insulation inside the partition of all new walls (all existing walls shall remain as-is; however, executive offices (and other private office areas as needed) shall receive sound batt insulation above ceilings, extending 2’ on either side of walls); (iii) installing a pre-action system in the document storage room; (iv) installing power to the requested card readers (card reader equipment and service shall be Tenant’s responsibility); (v) installing three (3) new split system heat pumps with electric re-heat to service the labs (HVAC units are based on standard commercial grade systems, Carrier or equal); (vi) installing a ductless split system for the document storage room and the server room (Mitsubishi or similar); (vii) installing an Emon Dmon to sub-meter all new HVAC units; and (viii) an assumed $15,000 allowance for steel reinforcement pertaining to Tenant’s high density filing system.

(b)                                 Notwithstanding the foregoing, the provision or installation of the following are excluded from the scope of Landlord’s Work: (i) humidifiers; (ii) pressure control and clean room specialities; (iii) direct humidity control; and (iv) installing HEPA filtration.

(c)                                  All reused items on Exhibit “E”, specifically calling for reuse of existing materials (i.e., doors) included as part of Landlord’s Work shall be in “like new” condition at completion of Landlord’s Work.

(d)                                 Landlord will use commercially reasonable efforts to cause substantial completion of Landlord’s Work to occur not later than thirty (30) weeks from the date all signed and sealed construction documents have been approved by Landlord and Tenant (the “Target Completion Date”).  Landlord and Tenant shall use commercially reasonable efforts to cause sealed construction drawings to be completed not more than eight (8) weeks after the expiration or waiver of the New Drug Early Termination Option and receipt of final, approved preliminary plans and pricing.  “Substantial completion” or “substantially complete” means that Landlord’s Work has been completed as set forth above and Landlord has received applicable municipal occupancy certificates, subject only to the completion of minor punch list items of work, such items to be completed by Landlord within thirty (30) days of the Full Term Commencement Date; provided, however, if, and to the extent, the date of substantial completion is delayed by Tenant, the Term shall commence as if the Premises were substantially complete on such earlier date as reasonably determined by Landlord and correspond to the number of days of delay actually caused by Tenant; provided the foregoing shall not mitigate or otherwise waive Landlord’s obligation to complete the work as timely as possible.  Landlord’s Work shall be performed in accordance with a phased schedule (not to include more than four (4) phases (each a “Phase” and collectively the “Phases”)) which schedule shall be determined and agreed upon by Landlord and Tenant prior to commencement of Landlord’s Work.  The estimated schedule from construction documents to Substantial Completion of Landlord’s Work is as follows:

Documentation (8 Weeks)

Construction Documents (4 Weeks)

Tenant and Landlord Approval Period (1 Week)

Design Build MEPs (2 Weeks)

Tenant and Landlord Approval Period (1 Week)

Permits (4 — 6 Weeks)

Construction Target Dates (24 Weeks — Phased)

Phase 1 (6 Weeks)

Phase 2 (6 Weeks)

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Phase 3 (6 Weeks)

Phase 4 (6 Weeks)

Subject to any grace period as set forth herein, in the event that Landlord’s Work is not Substantially Complete prior to the established target completion date for any Phase (subject to extension for any delay to the extent caused in whole or in part by Tenant, force majeure, or any other cause beyond Landlord’s reasonable control, such as extraordinary time for the issuance of permits by local municipality not due to Landlord’s actions), then Tenant’s Rent Abatement Period (as defined in Section 1(f)) shall increase by one (1) day for each day of delay (each a “Rent Concession Day”).  Notwithstanding the foregoing, Landlord shall have a cumulative grace period of six (6) weeks during the twenty-four (24) week construction period during which grace period Tenant shall not be entitled to receive any Rent Concession Day(s); provided that, subject to any delay to the extent caused in whole or in part by Tenant, force majeure, or any other cause beyond Landlord’s reasonable control, (i) in no event shall any single Phase be delivered more than three (3) weeks late and (ii) Phase 4 is completed no later than the Target Completion Date (for example: if Landlord is three weeks late in delivering Phase 1, there shall be no Rent Concession Day(s).  If Phase 2 is then delivered two (2) weeks late (for a total of five (5) weeks of delay), there shall still be no Rent Concession Days.  However, thereafter Landlord may not have more than one total week of delay in delivering both Phase 3 and Phase 4 before Rent Concession Days are assessed and in any event, Phase 4 must be delivered by the Target Completion Date).

(e)                                  Landlord shall deliver the Building in a condition such that it is in compliance with all applicable laws, ordinances and governmental regulations, including, without limitation, the ADA and other local access ordinances, use and occupancy ordinances, environmental regulations and fire codes, and shall maintain the Building in compliance therewith throughout the Term, subject to the terms of Section 10.

(f)                                   Landlord shall provide a one (1) year warranty against defective or non-conforming work.

30.                               Extension Option.  Provided that Landlord has not given Tenant notice of a material non-monetary default or any monetary default more than two (2) times in the 12-month period immediately preceding the Expiration Date, that there then exists no Event of Default by Tenant under this Lease nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and that Tenant and Tenant’s Affiliates occupy all of the Premises, Tenant shall have the right and option (“Extension Option”) to extend the Term for one (1) additional period of five (5) years (the “Extension Term”), exercisable in the following manner.  If Tenant is desirous of exercising the extension option under this Section, Tenant shall give Landlord prior written notice, at least twelve (12) months in advance of the scheduled Expiration Date, of Tenant’s intention to extend the Term (“Tenant’s Extension Notice”); it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any assignee or sublessee or other party other than an Affiliate of Tenant.  Promptly after receipt of Tenant’s renewal notice, Landlord shall advise Tenant in writing of Landlord’s reasonable determination of the market rental rate for the Premises based upon comparable spaces and comparable buildings with comparable landlords in the Malvern/Route 202 sub-market and negotiated in good faith with Tenant.  If Tenant accepts such good faith, reasonable determination in writing within fifteen (15) business days of delivery of Landlord’s market rent notice, and Landlord and Tenant enter into a lease amendment, in form and substance mutually acceptable to Landlord and Tenant, within thirty (30) days of accepting Landlord’s determination of the market rental rate in form and substance reasonably satisfactory to Landlord and Tenant stating the terms of the Lease extension as provided in this Section, the Lease extension shall be effective.  If Tenant does not accept Landlord’s determination of market rent within fifteen (15) days, or does not enter into a lease amendment with Landlord within such additional thirty (30) days, the Lease Extension Option shall terminate, and the Expiration Date shall remain unchanged.  Such extension shall be under the same terms and conditions as provided in this Lease except as follows:

(a)                                 the additional period shall begin on the day following the Expiration Date, as such date may have been extended (the “Option Commencement Date”), and thereafter the Expiration Date shall be deemed to be five (5) years following the Option Commencement Date;

(b)                                 all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section;

(c)                                  Tenant shall have no further option to extend the Term; and

(d)                                 the Minimum Annual Rent payable by Tenant shall be the then market rate as reasonably determined by Landlord and accepted by Tenant in accordance with this Section.

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31.                               Early Termination Options.

(a)                                 New Drug Early Termination Option.  In the event the New Drug Conditions are not fulfilled, Tenant shall have the absolute right and option (“New Drug Early Termination Option”), exercisable by giving Landlord prior written notice on or before April 30, 2014, to terminate this Lease effective on September 30, 2014, accompanied by a certificate of Tenant’s CEO or CFO certifying that the New Drug Conditions have not been fulfilled as of April 30, 2014, and by paying to Landlord at the time of giving notice a termination fee of up to two thousand five hundred dollars ($2,500) towards legal fees incurred by Landlord in connection with the negotiation of this Lease for the Premises.  Tenant shall pay all Rent under the Lease and abide by all of the terms and conditions of the Lease through and including such early termination date.  Any such termination shall not relieve Tenant of liability for an event of default occurring prior to the effective date of termination.

Landlord’s Approval Required:	/s/ James J. Mazzarelli, Jr.
Senior Vice President / Regional Director

(b)                                 Term Based Early Termination Option.  Provided no Event of Default has occurred and is continuing, Tenant shall have the right and option (“Term Based Early Termination Option”), exercisable by giving Landlord a minimum of twelve (12) months prior written notice thereof, to terminate this Lease effective on October 1, 2021 and by paying to Landlord at the time of giving notice a termination fee equal to the unamortized costs of the transaction represented by this Lease as of the termination date, which shall include Landlord’s unamortized costs incurred for the tenant improvements (including all architect’s and engineering fees) and legal fees incurred by Landlord in connection with the negotiation of this Lease (collectively, the “Transaction Costs”) plus a fee equal to three (3) months of Minimum Annual Rent and Operating Expenses calculated at the then current rates, including Minimum Annual Rent for the Available Expansion Space if the Expansion Option was exercised.  Such unamortized Transaction Costs shall be calculated by determining the remaining principal balance as of the effective date of termination of a hypothetical loan made on the Commencement Date in the original principal amount of the Transaction Costs, and repaid in equal monthly installments of principal and interest on the first of the month over a term of one hundred twenty (120) months (and, with respect to the Available Expansion Space if leased by Tenant, the period from the commencement date of the lease of the Available Expansion Space to the end of the initial Term) at an interest rate of eight (8%) per annum (the “Amortization Schedule”).  Tenant shall pay all Rent under the Lease and abide by all of the terms and conditions of the Lease through and including such early termination date.  Any such termination shall not relieve Tenant of liability for an event of default occurring prior to the effective date of termination.  The Transaction Costs are currently estimated to be $54.08/rsf (subject to adjustment).

Landlord’s Approval Required:	/s/ James J. Mazzarelli, Jr.
Senior Vice President / Regional Director

32.                               Expansion Option.

(a)                                 Suite 290 consisting of approximately 3,194 rentable square feet, Suite 295 consisting of approximately 1,985 rentable square feet, and Suite 200 consisting of approximately 15,529 rentable square feet (each an “Available Expansion Space”) are, as of the date of this Lease, leased to other tenants (together with any assignees, each a “Current Tenant”).  If there then exists no Event of Default by Tenant under this Lease, and Tenant has not previously assigned this Lease or sublet all of the Premises except as permitted pursuant to Section 18, Tenant, subject to any existing rights or options contained within the lease of any Current Tenant as of the date hereof, shall have the right (“Expansion Option”) to include under this Lease the then Available Expansion Space for a term coterminous with the Term of this Lease, as it may be extended or renewed, but in no event for a period of less than three (3) years (the “Minimum Expansion Space Term”) measured from the full Rent commencement date for the Available Expansion Space, by written notice to Landlord identifying the Available Expansion Space which Tenant elects to lease, it being agreed that time is of the essence.  If necessary to meet the Minimum Expansion Space Term, Tenant shall at the same time also exercise the Extension Option as set forth in Section 30 of this Rider 2 to the Lease thereby extending the Term of the Lease for a period of five (5) years.  The size of the Available Expansion Space leased to Tenant shall be no smaller than the size of the same space as leased to the prior tenant.

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(b)                                 Landlord shall notify Tenant in writing that the Available Expansion Space is available for lease by Tenant under this Section, specifying the date for the delivery of possession thereof to Tenant and Landlord’s opinion of the market rental rate with respect to the Available Expansion Space, as determined in good faith using recently consummated leasing transactions for comparable spaces and comparable buildings with comparable landlords in the Malvern/Route 202 sub-market (“Landlord’s Notice of Availability”).  Within fifteen (15) days following Tenant’s receipt of Landlord’s Notice of Availability, Tenant shall notify Landlord in writing (the “Tenant Response”) that Tenant either (i) elects to exercise Tenant’s Expansion Option hereunder and that Tenant (which exercise shall be irrevocable) either (1) accepts Landlord’s determination of fair market rent for the Available Expansion Space, or (2) disagrees with Landlord’s determination of fair market rent in which event Tenant shall provide Landlord with a breakdown of terms (including Minimum Annual Rent, escalations, concessions, and tenant improvements) under which Tenant would agree to lease the Available Expansion Space (the “Tenant Proposed Terms”), or (ii) does not elect to exercise Tenant’s Expansion Option hereunder.

(c)                                  If Tenant does not issue the Tenant Response within such fifteen (15) day period set forth above or (i) issues the Tenant Response and elects not to lease the Available Expansion Space or (ii) issues the Tenant Response with Tenant Proposed Terms that are not acceptable to Landlord, which determination Landlord shall deliver to Tenant not later than fifteen (15) days after Landlord’s receipt of the Tenant Response, then this right of first offer to lease the Available Expansion Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of the Available Expansion Space to any other party at any time on any terms and conditions acceptable to Landlord.  Notwithstanding the foregoing, in the event the Landlord elects to move forward with a lease with a third party on economic terms that create an average effective Rent (i.e.: [average Minimum Annual Rent per rsf / Available Expansion Space term] less [costs per square foot amortized at 10% per annum / Available Expansion Space Term]) less than that set forth in the Tenant Proposed Terms, Landlord shall repeat the process set forth above and present Tenant with an opportunity to lease the Available Expansion Space on terms consistent with the Tenant Proposed Terms.

(d)                                 Terms of Lease of Available Expansion Space.  If Tenant exercises an Expansion Option with respect to any Available Expansion Space, then:

(i)                                     The Minimum Annual Rent for the Expansion Space shall be as determined in this Section 32, but shall in no event be less than the Minimum Annual Rent per rsf then being paid by Tenant for the Premises.

(ii)                                  Tenant’s Share will increase on account of the addition of such Available Expansion Space;

(iii)                               Tenant’s exercise of the Expansion Option shall specify the area of the then Available Expansion Space which Tenant elects to lease, which shall be subject to Landlord’s reasonable determination that any remaining Available Expansion Space not leased by Tenant is marketable to other tenants;

(iv)                              The commencement date of the lease of the Available Expansion Space will be the later of the date of Tenant’s exercise of the Expansion Option, or the date on which such Available Expansion Space is delivered to Tenant for the conduct of its business (taking into account any renovation, if applicable), vacant and free and clear of any tenancies or claims of tenancies, including the expiration or sooner termination of the Current Lease or any subsequent lease thereof, but in no event later than the commencement of Tenant’s business operations in such Available Expansion Space;

(v)                                 The expiration date of the lease of the Available Expansion Space will be the date upon which the Term of this Lease is scheduled to expire, including the Extension Term if exercised by Tenant; provided that if the Expiration Date of the Term of the Lease is less than three (3) years from the full Rent commencement date of the lease of the Available Expansion Space, Tenant shall be obligated to exercise its Extension Option as set forth in Section 31 in which event the Expiration Date of the Term shall be automatically extended to be the date which is at least five (5) years from the full Rent commencement date of the Available Expansion Space; and

(vi)                              The Available Expansion Space will be deemed a part of the Premises on and after the Expansion Space commencement date under and subject to this Lease and to all of the terms, obligations, conditions and options contained herein, whether or not a lease amendment is signed, but upon request of Landlord, Landlord and Tenant shall execute an amendment to this Lease incorporating such terms within thirty (30) days of Landlord’s request.

Landlord’s approval:	/s/ James J. Mazzarelli, Jr.
Senior Vice President, Regional Director

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33.                               Early Access.  Tenant and its authorized agents, employees and contractors shall, upon written notice to Landlord, at all reasonable times prior to the Commencement Date and upon delivery to Landlord of evidence of insurance required pursuant to Section 8 of this Lease, have the right, at Tenant’s own risk, expense and responsibility, to access the Premises for purposes of installing Tenant ‘s fiber, phone and data, and installing furniture and other equipment.  If Tenant accesses the Premises prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease as if the term of this lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Rent or Operating Expenses (provided that Tenant shall pay all utility costs resulting directly from Tenant’s early access hereunder) until the Commencement Date or such earlier date as Tenant commences business operations at the Premises.  The foregoing approval to enter prior to the Commencement Date, however, is conditioned upon Tenant’s workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other Tenant or their contractors and compliance with the terms of the Lease.  If at any time, such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant.

Landlord’s approval:	/s/ James J. Mazzarelli, Jr.
Senior Vice President, Regional Director

34.                               Security Deposit.  The Security Deposit shall initially be in the amount of $35,097.27, and then, on or before the Full Term Commencement Date, Tenant shall post additional security in the form of either cash or letter of credit meeting Landlord’s standard requirements which, when added to the $35,097.27 shall equal $500,000.  Provided that no Event of Default is continuing, the amount of the Security Deposit will be reduced on the first day of the ninety-first (91st) full month of the Term to the amount of $325,000 and again, provided that no Event of Default is continuing, on the first day of the one hundred fifteenth (115th) full month of the Term to an amount equal to $150,000.  In the event the Security Deposit is in the form of cash on the applicable reduction date, and the conditions to reduction are satisfied, Landlord will return the reduction amount to Tenant within five (5) business days after the applicable reduction date.  Landlord shall refund and return the Security Deposit to Tenant as set forth in Section 27 hereof.

35.                               Generator.  The Premises will not be connected to the generator serving the Building.  Provided that Tenant has not exercised its New Drug Termination Option as set forth in Section 31 above:

(a)                                 Landlord agrees to cooperate with Tenant in Tenant’s efforts to seek approval and governmental approval for a generator, if necessary.  The exact size and location of the generator(s) shall be determined by reasonable agreement of the parties. The plans and specifications for the installation of such generator and its attachment to the Premises shall be subject to Landlord’s reasonable prior approval.  The generator shall be screened, at Tenant’s sole cost and expense, in a manner reasonably acceptable to Landlord.  Tenant shall minimize the noise disturbance to other tenants of the Building, including, but not limited to, scheduling testing during non-business hours.

(b)                                 Tenant, at its sole cost and expense, shall have the right and option to remove the generator, and all related appurtenances (including but not limited to, pad, transfer switch and conduit), at any time during the Term of this Lease.  Landlord shall also have the right, upon the expiration or any termination of this Lease, to require Tenant to remove such generator, and all related appurtenances, at Tenant’s sole cost and expense and to restore the Property and Building to the condition which existed prior to the installation of the generator. Tenant shall be responsible for all costs to repair damage caused to the Building, the property surrounding the Building, and any portions of the Building which connect such generator to the Premises, caused by such removal as well as all restoration costs.

(c)                                  Tenant shall operate, maintain and repair the generator in good condition and in accordance with applicable laws throughout the term of the Lease at Tenant’s sole cost and expense.  At Tenant’s sole cost, Tenant will enter into a maintenance contract for the generator on terms meeting specifications provided to Tenant by Landlord from time to time, and subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.  Tenant shall provide a copy of its then in effect maintenance contract to Landlord.

36.                               SNDA.  Subject to the terms of Section 20(a) hereof, if the Property is subject to a mortgage after the date of this Lease, Landlord will use commercially reasonable efforts to cause the mortgagee to enter into a subordination, non-disturbance and attornment agreement with Tenant.

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37.                               Access to Premises.  During the Term of this Lease and subject to the terms set forth herein, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year beginning as of the Commencement Date.

38.                               Parking.  Tenant’s Share of parking spaces available at the Building shall at all times be based upon a ratio of 3.6 spaces per 1,000 square feet of rentable area of the Premises.

39.                               Landlord Representations and Warranties

Landlord represents and warrants to Tenant, that to Landlord’s knowledge:

(a)                                 Landlord has good, marketable, fee simple title to the Property and has authority to enter into this Lease with Tenant without the need for third-party consent.

(b)                                 This Lease does not violate any existing lease at the Property or any agreement with any third party by which Landlord is bound.

(c)                                  As of the date hereof, the Property is compliance with all applicable laws and there are no defects in the Building.

(d)                                 As of the date hereof, there is no lien, debt or other obligation secured by the Property or any Landlord interest therein.

40.                               Brokers.  The parties agree that they have dealt with no brokers in connection with this Lease, except for Tactix Real Estate Advisors, LLC whose commission shall be paid by Landlord pursuant to separate agreement. Landlord agrees to indemnify Tenant and hold Tenant harmless from the commission payable to Tactix Real Estate Advisors, LLC and each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this Lease from any other real estate brokers or agents with whom they may have dealt.

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EXHIBIT “A”

PLAN SHOWING PREMISES

EXHIBIT “B”

BUILDING RULES

1.                                      Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises.  Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2.                                      The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.                                      Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord, any governmental agency or any insurance company insuring the Building, including without limitation the insurer’s Red Tag Permit System, Hot Work Permit System and all other fire protection impairment procedures.  No person shall go on the roof without Landlord’s prior written permission.

4.                                      Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord.  Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.

5.                                      Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines.  If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease.

6.                                      Tenant shall not change any locks nor place additional locks upon any doors, other than those included on the Tenant Improvement Plans.

7.                                      Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

8.                                      If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted.  Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building.  All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.  No machinery of any kind other than customary small business machines shall be allowed in the Premises.  Tenant shall not use any method of heating, air conditioning or air cooling other than that provided by Landlord.

9.                                      Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity.  Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises.

10.                               The use of rooms as sleeping quarters is strictly prohibited at all times.

11.                               Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as reasonably determined by Landlord.  Tenant shall comply with all parking regulations

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promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles.  No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval.  Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas.  Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants.  Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use.  All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft.  Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease.  Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas.  Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.  Bicycles are not permitted in the Building.

12.                               Tenant and its Agents shall not smoke in the Building or at the Building entrances and exits.

13.                               Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance), and all vendors shall be subject to Landlord’s reasonable approval.  No mechanics shall be allowed to work on the Building or Building Systems other than those engaged by Landlord.  Tenant shall permit Landlord’s employees and contractors and no one else to clean the Premises unless Landlord consents in writing.  Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

14.                               Tenant shall comply with any move-in/move-out rules provided by Landlord and with any rules provided by Landlord governing access to the Building outside of Normal Business Hours.  Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building.

15.                               Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval.  Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only.  Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant’s expense.

16.                               Tenant shall comply with the following sustainability requirements:

a.                                                                                      Tenant shall provide within ten (10) days after Landlord’s request from time to time, reasonably requested energy and water consumption data and related information in connection with Tenant’s use of the Premises and all construction, maintenance, repairs, cleaning, trash disposal and recycling relating to the Premises performed by or on behalf of Tenant — all to be used for purposes of monitoring and improving building efficiencies.

b.                                                                                      Low/No VOC Paint.  Tenant shall use only interior paints and coatings (including primers) meeting the environmental requirements of the current Green Seal™ Environmental Standard For Paints And Coatings - GS-11.

c.                                                                                       Green Cleaning Products.  All cleaning products used in the Premises must be certified under the current Green Seal™ Environmental Standard for Industrial and Institutional Cleaners - GS-37.

d.                                                                                      Recycling.  The following items must be recycled according to local capabilities, guidelines and regulations: (i) Paper; (ii) Cardboard; (iii) Plastics; (iv) Aluminum Cans/Metals; and (v) Glass.

17.                               Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

18.                               Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property.  Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease.  New rules or regulations will

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not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

19.                               These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

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EXHIBIT “C”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein.  The undersigned Tenant hereby certifies that it is the tenant under the Lease.  Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Beneficiaries”) that as of the date hereof:

1.                                      The information set forth in attached Schedule 1 is true and correct.

2.                                      Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule l, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3.                                      All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4.                                      Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in an Event of Default by Tenant under the Lease Documents.

5.                                      Tenant has not paid any Rent due under the Lease more than thirty (30) days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6.                                      Tenant has not sent any notice of default under the Lease Documents to Landlord, and, to Tenant’s actual knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder.

7.                                      Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8.                                      No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

9.                                      The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10.                               This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

IN WITNESS WHEREOF, Tenant has executed this Certificate this          day of                     , 2        .

Name of Tenant

By:
Title:

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SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.                                    Date of Lease:

B.                                    Parties:

1.                                      Landlord:

2.                                      Tenant:

C.                                    Premises:

D.                                    Modifications, Assignments, Supplements or Amendments to Lease:

E.                                     Commencement Date:

F.                                      Expiration of Current Term:

G.                                    Option Rights:

H.                                   Security Deposit Paid to Landlord: $

I.                                        Current Minimum Annual Rent: $

J.                                        Current Annual Operating Expenses: $

K.                                   Current Total Rent: $

L.                                     Square Feet Demised:

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EXHIBIT “D”

CLEANING SCHEDULE

I.                                        OFFICE AREA

A.                                  Nightly (Monday through Friday — Holidays excepted):

1.                                         Empty wastepaper baskets, ashtrays, and refuse receptacles.

2.                                         Dust sweep hard surface flooring.

3.                                         Vacuum carpeted areas and rugs.

4.                                         Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, desk equipment, telephones, windowsills and induction unit tops within normal reach.

5.                                         Clean and sanitize all drinking fountains.

B.                                    Weekly:

1.                                         Remove finger marks from stairways, elevator and utility closet doors and light switches.

C.                                    Monthly:

1.                                         Wash and wax resilient tile floors.

D.                                    Quarterly:

1.                                         Do high dusting not reached in daily cleaning, to include:

(a)                                 pictures, frames, charts, graphs, and similar wall hangings.

(b)                                 all vertical surfaces, such as walls, partitions, doors and bucks not reached in nightly cleaning.

E.                                     Annually:

1.                                         Wash all light fixtures.

2.                                         Dry clean drapes and wash venetian blinds, whichever is supplied by Landlord on exterior windows.

II.                                   LAVATORIES

A.                                    Nightly:

1.                                         Sweep and wash floors with approved germicidal detergent solution.

2.                                         Wash and polish all mirrors, powder shelves, dispensers, receptacles, light work, flushometers, piping and toilet seat hinges.

3.                                         Wash both sides of toilet seats, wash basins, bowls, and urinals with approved germicidal detergent solution.

4.                                         Remove finger marks and smudges from toilet partitions, ventilating grills, and tile walls.

5.                                         Empty and clean towel and sanitary disposal receptacles, remove waste to disposal areas.

6.                                         Replenish paper towel, toilet tissue, soap and sanitary napkin dispensers.

B.                                    Monthly:

1.                                         Wash partitions and tile walls.

2.                                         Wash all waste receptacles with approved germicidal solution.

III.                              PEST EXTERMINATION

A.                                    Maintain pest extermination as needed.

EXHIBIT “E”

TENANT IMPROVEMENT PLANS

EXHIBIT “F”

CONSENT TO ASSIGNMENT

LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) as Landlord under that certain Lease dated                             , 20      , as amended by agreements dated                                                                               , (the “Lease”) by and between Landlord and                                                                   , a                                            (“Tenant”), as Tenant, subject to and specifically conditioned upon the following terms and conditions, hereby grants its consent to the assignment by Tenant, as assignor, to                              (“Assignee”) of Tenant’s rights and obligations as Tenant under the Lease with respect to the assigned Premises (the “Assignment”) in consideration of Tenant’s and Assignee’s acknowledgment and acceptance of the following terms and conditions:

1.                                      No Release.  This Consent shall in no way release Tenant or any person or entity claiming by, through or under Tenant from any of its obligations under the Lease, as the same may be amended from time to time, without respect to any provision to the contrary in the Assignment.

2.                                      Tenant’s Continuing Liability.  Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Assignee or anyone claiming by or through either Tenant or Assignee, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Assignee pursuant to the Lease, in law or in equity for violation of the Lease or otherwise.

3.                                      Assumption of Liability.  From and after the date of the Assignment, Assignee assumes all obligations of Tenant under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified in accordance with the terms of the Lease) with respect to the assigned Premises and ratifies and agrees to be bound by all the provisions of the Lease.  Further, Assignee confirms that it has reviewed the Lease with any legal counsel of Assignee’s choosing and Assignee agrees that Landlord shall have the right of direct action against Assignee pursuant to the same remedies as are available against Tenant.

4.                                      Limited Consent.  This Consent shall be deemed limited solely to the Assignment, and Landlord reserves the right to consent or to withhold consent and all other rights under the Lease with respect to any other matters including, without limitation, any further or additional assignments, subleases or transfers of the Lease or any interest therein or thereto.

5.                                      Parties Bound; Payment of Expenses.  By executing this Consent, Tenant and Assignee acknowledge and agree (a) to be bound by all of the terms and conditions of Landlord’s consent to the Assignment as set forth herein and (b) that Landlord shall not be bound by this Consent unless Landlord receives a fully executed original copy of this Consent within thirty (30) days of the date of execution of this Consent, a certificate of Assignee’s insurance in compliance with Section 8(b) of the Lease and timely payment for its expenses in connection with this Consent in accordance with Section 18 of the Lease.

6.                                      Defined Terms.  All terms defined in the Lease shall have the same meaning in this Consent unless otherwise expressly set forth herein.

7.                                      Confession of Judgment.  Assignee agree to be bound to the following confession of judgment provisions as “Tenant”:

(a)                                 When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.  AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

(b)                                The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.  Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession thereon.

(c)                                 TENANT KNOWINGLY AND EXPRESSLY WAIVES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

IN WITNESS WHEREOF and intending to be legally bound and to bind their respective successors and assigns, Landlord, Tenant and Assignee have executed this Consent to Assignment as of the             day of                                   , 20      .

Witness/Attest:	LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust,
Sole General Partner

By:
Name:
Title:

TENANT:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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